Exhibit 99.1

        Digital Recorders, Inc. Announces Multiple Orders for
                 Electronic Destination Sign Systems;

             Combined Orders Total More Than $1.7 Million

    DALLAS--(BUSINESS WIRE)--Feb. 11, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that its TwinVision na, Inc. (TVna) business unit in Research Triangle Park, N.C., has received more than $1.7 million in orders for electronic destination sign systems (EDSS) from five existing customers that will benefit transit fleets in five states.
    "These orders from loyal, repeat customers are a testament to our 'We Deliver' operating policy. We deliver by providing our customers with competitive prices, cutting-edge technology, high-quality products, on-time delivery, and excellent service before, during, and after the sale," David L. Turney, the Company's Chairman, Chief Executive Officer and President, said.

    El Dorado Order

    California-based El Dorado ordered TwinVision(R) amber all-LED EDSS for 27 bus vehicles in the Fort Lauderdale Hollywood
International Airport private transit fleet in Florida. Delivery is expected to conclude in June 2004.

    Gillig Order

    California-based Gillig Corporation ordered TwinVision(R) color all-LED EDSS for 50 bus vehicles in the public transit fleet in Nashville, Tenn. Delivery concluded in January 2004.

    Long Beach Order

    California-based Long Beach Transit ordered TwinVision(R) color all-LED EDSS to retrofit 30 bus vehicles in the public transit fleet in that city. Delivery is expected to conclude in February 2004.

    New Flyer Order

    Canada-based New Flyer ordered TwinVision(R) amber all-LED EDSS for 100 bus vehicles in the Southeastern Pennsylvania Transportation Agency public transit fleet. Delivery is expected to conclude in April 2004.

    Optima Bus Order

    Vancouver, Wash.-based Optima Bus ordered TwinVision(R) amber all-LED EDSS for 10 bus vehicles in the public transit fleet in that city. Delivery is expected to conclude in April 2004.

    About the TVna Business Unit

    Established in 1996, the TVna business unit designs, manufactures, sells, and services electronic route destination signage systems used on transit and transportation vehicles. Its customers include operating agencies, which use transit and transportation vehicles, commercial transportation vehicle operators, and the manufacturers of those vehicles.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com